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                                                                  Exhibit 10.113

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                              MANAGEMENT AGREEMENT

                                 By and Between

                       ONE NINETY ONE PEACHTREE ASSOCIATES

                                       and

                            C-H MANAGEMENT ASSOCIATES

                                      dated

                                      as of

                                February 1, 1988

================================================================================

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                                TABLE OF CONTENTS

                                                                       Page
                                                                       ----

                                    ARTICLE I
                   ESTABLISHMENT OF MANAGERIAL RESPONSIBILITY

Section 1.1   Appointment of Manager.................................... 2
Section 1.2   Management Office......................................... 2

                                   ARTICLE II
                 MANAGEMENT SERVICES TO BE PERFORMED BY MANAGER

Section 2.1   Preparation of Annual Budget............................   2
Section 2.2   Independent Contractors.................................   6
Section 2.3   Service Contracts.......................................   7
Section 2.4   Maintenance and Repair of Premises......................   8
Section 2.5   Insurance...............................................   9
Section 2.6   Collection of Moneys....................................  10
Section 2.7   Manager Disbursements...................................  10
Section 2.8   Discounts...............................................  11
Section 2.9   Miscellaneous Duties of Manager.........................  12

                                   ARTICLE III
                                      TERM

Section 3.1   Term....................................................  17
Section 3.2   Early Termination.......................................  17
Section 3.3   Payment to Manager in Event of Termination..............  20

                                   ARTICLE IV
                                  COMPENSATION

Section 4.1   Management Fee..........................................  20

                                    ARTICLE V
                                  MISCELLANEOUS

Section 5.1   Use and Maintenance of Premises.......................... 22
Section 5.2   Separation of the Venture's Moneys....................... 22
Section 5.3   Expenses of Manager...................................... 23
Section 5.4   Bond..................................................... 25


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Section 5.5   Notices.................................................. 25
Section 5.6   Entire Agreement......................................... 26
Section 5.7   Governing Law............................................ 27
Section 5.8   Severability............................................. 27
Section 5.9   Binding Effect........................................... 27
Section 5.10  Assignment by Manager.................................... 27
Section 5.11  Subordination............................................ 27
Section 5.12  Exculpation.............................................. 28
Section 5.13  Indemnity................................................ 30
Section 5.14  Waivers.................................................. 30
Section 5.15  Other Activities......................................... 30
Section 5.16  Representatives.......................................... 31
Section 5.17  Employees................................................ 31

                                   ARTICLE VI
                                   ARBITRATION

Section 6.1   Selection of Arbitrators................................. 32
Section 6.2   Rules; Fees and Expenses; Qualifications of Arbitrators.. 32
Section 6.3   Applicability of Article................................. 33


                                       ii
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                              MANAGEMENT AGREEMENT

            THIS AGREEMENT made and entered into as of the lst day of February, 1988, by and among ONE NINETY ONE PEACHTREE ASSOCIATES, a Georgia general partnership organized pursuant to a Joint Venture Agreement of even date (the "Venture Agreement"), consisting of C-H Associates, Ltd., a Georgia limited partnership ("CHV), and DIHC Peachtree Associates, a Georgia general partnership ("DIHC") (CHV and DIHC are sometimes referred to separately as a "Venturer" and collectively as the "Venturers"), and CH MANAGEMENT ASSOCIATES, a Georgia general partnership composed of Cousins Real Estate Corporation, a Georgia corporation, and Gerald D. Hines, an individual residing in Houston, Texas, doing business as Gerald D. Hines Interests (the "Manager").

                              W I T N E S S E T H :

            WHEREAS, the Venture proposes to acquire fee simple or leasehold title to certain parcels of real property (and improvements situated thereon and appurtenances thereto) on Peachtree Street in Atlanta, Georgia (the "Property"), and to construct thereon a multi-story building containing approximately 1,181,700 net rentable square feet of office and retail/commercial space together with a related parking garage (the "Building"; the Property and the Building being herein sometimes collectively referred to as the "Premises");

            WHEREAS, the parties acknowledge and agree that Manager is affiliated with CHV; and

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            WHEREAS, the Venture has agreed to appoint Manager as the sole and exclusive manager for the Building and Manager has agreed to serve as such, all subject to the terms and conditions hereinafter set forth.

            NOW, THEREFORE, Manager and the Venture hereby agree as follows:

                                    ARTICLE I

                   ESTABLISHMENT OF MANAGERIAL RESPONSIBILITY

            Section 1.1 Appointment of Manager. The Venture hereby appoints Manager, and Manager hereby accepts appointment, as sole and exclusive manager of the Premises (for the respective periods provided herein) with the responsibilities and upon the terms and conditions set forth herein.

            Section 1.2 Management Office. As soon as practicable after "Shell Completion" (as that term is defined in the Joint Venture Agreement), the Venture shall, at its expense, provide Manager with furnished office space within the Building, suitable in the Venturer's reasonable discretion to enable Manager to perform its obligations hereunder efficiently and effectively.

                                   ARTICLE II

                 MANAGEMENT SERVICES TO BE PERFORMED BY MANAGER

      Section 2.1 Preparation of Annual Budget. Within 45 days after a certificate of occupancy permitting occupancy of the Building is obtained and, thereafter, in preliminary

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draft form not later than on September 1 and in final submission form not later than on October 30 of each calendar year during the term of this Agreement, Manager shall deliver to the Venture an operating business plan and a budget ("Annual Plan") setting forth in detail, as reasonably requested by the Venture, on a monthly basis, revenues, expenses and debt service payments respecting the Premises, anticipated during the Venture's next succeeding fiscal year (or portion thereof), including without limitation the estimated amount of real estate taxes, assessments, insurance premiums and maintenance and other expenses relating to the Premises whether for operations or capital improvements (other than anticipated initial leasehold improvements for tenants under leases entered into by or on behalf of Venture) and an annual general operations plan for such fiscal year. All financial reports and budgets shall be prepared in such form as reasonably required by the Venture, and shall in any event, be in sufficient detail as to permit the Managing Partner in the Venture to discharge its budgeting and reporting obligations to the Venture and the Venturers. The Annual Plan shall show, among other things, anticipated and proposed capital expenditures (other than initial leasehold improvements for tenants) for the ensuing year and the source of funds in respect thereto (including the projected time and amount for any required advances by the Venture) and shall include a rent roll for the Building, taking into account, without limitation, the general condition of the Premises, rate of completion of any contemplated repairs to the Premises, the then current occupancy level, lease expirations, and physical condition of the Premises. Each Annual Plan shall also include a schedule of job descriptions and requirements for any and all independent contractors and employees of Manager serving the Premises, a reasonable estimate

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of wage rates and all other compensation to be paid such contractor or employee and shall identify any contractor (or proposed contractor) serving the Premises who is an Affiliate (as such term is defined in the Venture Agreement) of Manager; provided, however, that the Annual Plan shall not contain expenses or allocations (i) for home office expense or general corporate or administrative charges, other than as expressly permitted hereunder, or (ii) any other costs or expenses for which Manager is not entitled to reimbursement hereunder. Within thirty (30) days after its receipt of the final submission form of such Annual Plan, the Venture shall respond in writing to Manager approving the Annual Plan subject to such changes as the Venture shall require, and such Annual Plan with such changes by the Venture shall become the approved "Annual Budget" for such succeeding fiscal year. Manager may proceed in accordance with the Annual Budget for such succeeding fiscal year only if the same is approved by the Venture as aforesaid. Except for the first full fiscal year, if for any fiscal year all or any portion of an Annual Plan is not approved prior to December 31, the portions of such Annual Plan which have been approved shall constitute the approved Annual Budget with respect to those items or categories approved, and with respect to those items or categories not approved, the amounts for such items or categories which are contained in the Annual Budget for the then current fiscal year shall carry over and continue to apply in regard to such items or categories of operating expenses (but not for capital expenditures or initial tenant finish expenditures) until approval by the Venture of new amounts for such items or categories is obtained. Pending approval of particular items or categories in an Annual Plan, Manager may continue all operations (but not capital expenditures or tenant finish

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expenditures) attributable to such unapproved items or categories under the then effective Annual Budget (as though the amounts for such items or categories contained in the current Annual Budget had been approved for the next fiscal year). Manager shall comply, except as hereinafter provided, in all respects with each ap proved Annual Budget in the performance of its duties hereunder and shall not, except as hereinafter provided, during the period covered by such Annual Budget incur any expense in the management, operation or maintenance of the Property not provided for in such Annual Budget, unless otherwise approved by Venture from time to time.

            The budgets included in the Annual Budget shall distinguish between
(i) costs and expenses of management, maintenance and operations which are not "capital expenditures" ("non-capital expenses") and (ii) costs and expenses of management, maintenance and operation which are "capital" in nature (the "capital expenses"). Without the Venture's consent, Manager shall not incur any expense for any major line item capital expense which exceeds the amount budgeted for such capital expense. Without the Venture's consent, Manager shall not incur any expense for any major line item of non-capital expenses (except real estate taxes, utilities serving the Property, and insurance premium amounts) which exceeds the budgeted amount of such major line item by more than ten percent (10%); provided, however, that Manager may freely pay all real estate taxes, charges for public utilities serving the Premises, and insurance premiums (for insurance approved by the Venture) and Manager may incur obligations to perform tenant construction pursuant to leases approved by the Venture and may incur expenses to provide additional services to tenants, if the tenant

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is contractually obligated to promptly reimburse the Venture for the cost thereof. The term "major line item" means one identified as such in an approved Annual Budget. In the event that Manager shall at any time determine that an expenditure is required that will not conform to the foregoing guidelines, Manager shall notify the Venture in writing of such expenditure, and the Venture shall within five (5) business days after receipt of such notice to reply to such notice. Unless the Venture shall reply to such notice by approving the expenditure within said five (5) business day period, the Venture shall be deemed not to consent to such expenditure. Notwithstanding the foregoing, Manager may make all expenditures necessary, whether or not within the guidelines set forth hereinabove or provided for in the Annual Budget, for any expenditure of an emergency nature as provided in Section 2.4 hereof. At any time that Manager determines that there is not sufficient income to cover current operating expenses, it shall promptly notify the Venture. Manager shall further provide such other financial information respecting actual operations of the Property as is reasonably requested by the Venture.

            As used in this Agreement, the fiscal year of the Venture shall be the calendar year unless and until the Venture gives Manager written notice of any change thereto in the manner provided for herein.

            Section 2.2 Independent Contractors. Pursuant to the Annual Budget, Manager shall investigate, contract with, pay, supervise and discharge any personnel required for the routine maintenance and operation of the Premises on a day-to-day basis. Such personnel shall in every instance be independent contractors or employees of Manager or its affiliates and shall

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not be employees of the Venture. After any major personnel (e.g. building superintendent, engineer, architect, attorneys, etc.) have been engaged to perform personal or professional services, Manager shall give the Venture notice thereof and the Venture may at any time thereafter require Manager to terminate the contracts of such persons serving the Premises whom the Venture, in its sole discretion, deems unsatisfactory (provided that the Venture shall be responsible for, and shall indemnify Manager against any loss, cost, liability or expense, including reasonable attorneys fees and reasonable severance pay, incurred by manager as a result of any such termination if the same is actionable by such terminated personnel and if Manager notifies the Venture of its objection to such termination prior thereto). Such employees who handle or who are responsible for funds belonging to the Venture shall be insured by fidelity insurance in an amount and with a company approved from time to time by the Venture as set forth in Section 5.4 hereof. Except as provided in Section 5.3 below, all salaries, wages and other compensation of personnel contracted with by Manager hereunder shall be expenses of the Venture which shall be paid by Manager from funds of the Venture or reimbursed to Manager by the Venture pursuant to the terms hereof. Manager understands and agrees that its own relationship to the Venture is that of independent contractor and that it will not represent to anyone that its relationship to the Venture is other than that of independent contractor.

            Section 2.3 Service Contracts. (a) Manager shall make, when necessary, in the name of the Venture, contracts for water, electricity, gas, fuel, oil, telephone, vermin extermination, elevator, trash removal, janitorial service, landscaping, security service and

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other necessary services, or such of them as Manager shall deem reasonably advisable in accordance with the Annual Budget; provided that each such contract shall be for no longer than a one-year term and shall be cancellable on no more than thirty (30) days notice without penalty unless otherwise approved by the Venture. Manager shall also place orders in the name of the Venture for such equipment, tools, appliances, materials and supplies as are necessary properly to maintain the Premises, subject to the limitations of the current Annual Budget approved by the Venture.

            (b) Manager shall supervise the services of an operator for the parking garage forming a part of the Premises, provided that the identity of such operator, and the terms of the contract for such services, shall be subject to the approval of the Venture.

            Section 2.4 Maintenance and Repair of Premises. Manager shall use its best efforts to cause the Building, parking garage, appurtenances and grounds of the Property to be maintained in accordance with standards acceptable to the Venture, including within such maintenance, without limitation thereof, supervision of the installation and removal of tenant improvements (as provided in, and subject to Section 2.9 hereof), interior and exterior cleaning, painting and decorating, plumbing, carpentry, and such other normal maintenance and repair work as may be desirable, subject to limitations of the current Annual Budget approved by the Venture and any other limitations imposed by the venture in addition to those contained herein. For any category of repair or replacement, the expense or cost incurred shall not exceed the amount allocated thereto in the current Annual Budget (subject to the variances allowed by Section 2.1 hereof), excepting, however, that emergency repairs

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immediately necessary to secure the preservation and safety of the Premises or to avoid the suspension of any service to the Premises or to avoid danger to life or property may be made by Manager without such consent or authority even if in excess of the amounts, if any, specified in the current Annual Budget, provided Manager shall first make reasonable attempts to contact the Venture. Notwithstanding such authority as to emergency repairs, it is understood and agreed that Manager will confer as soon as possible with the Venture regarding every such expenditure. Manager shall assure that any contractor performing work on the Premises maintains insurance satisfactory to the Venture and any mortgagee of the Premises, including but not limited to workmen's compensation insurance, employees' liability insurance and insurance against liability for injury to persons and property arising out of all of such contractor's operations, any subcontractors' operations, and the use of owned, non-owned or hired equipment, including automotive equipment in the pursuit of all such operations.

            Section 2.5 Insurance. Manager shall, if requested by the Venture, supervise the procurement of or assist the Venture in procuring and maintaining garage keeper's liability insurance and such other insurance for the Premises, with companies and through brokers agreed upon by the Venture, of such kind and amounts as the Venture shall from time to time be required to carry pursuant to the provisions of applicable agreements with third parties, and of such other kind and amounts as required in the Venture Agreement of the Venture (the "Venture Agreement") or as the Manager shall from time to time be directed by the Venture.

            Section 2.6 Collection of Moneys. Manager shall use its best efforts to collect all rent and other charges due from tenants, licensees, concessionaires and any others in

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consequence of the authorized operation of facilities in the Premises and otherwise due the Venture with respect to the Premises. The Venture authorizes Manager to request, demand, collect, receive and receipt for all such rent and other charges. With the prior written consent of the Venture, Manager may institute legal proceedings and engage legal counsel (approved by the Venture) in the name of the Venture, for the collection of overdue rents and other charges and for the dispossession of tenants and other persons from the Premises. The Venture will be informed as soon as possible respecting any legal action which the Manager proposes to initiate for and on behalf of the Venture. Any expense incurred in connection therewith shall be deemed an operating expense of the Premises. All moneys collected by the Venture shall be forthwith deposited in the Depository Account described in Section 5.2 below.

            Section 2.7 Manager Disbursements. Except as otherwise directed by the Venture, Manager shall from the funds on deposit in the operating Account described in Section 5.2 below, cause to be disbursed the amounts necessary to pay regularly and punctually amounts due and payable as operating expenses of the Premises authorized to be incurred under the terms of the Agreement, including without limitation, payment of sums due on any mortgage loan affecting the Premises, payment prior to delinquency and prior to the addition thereon of interest or penalties of all real property taxes and assessments and other taxes levied or assessed against the Premises, all rents, insurance premiums and other impositions applicable to the Premises, the fees of the "Leasing Agent" under that certain Leasing Agreement of even date herewith between the Venture and C-H Leasing Associates, a

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Georgia general partnership and the Manager's fee provided for in Article V hereof. After disbursement as herein specified, any balance remaining shall be disbursed or transferred as generally or specifically directed from time to time by the Venture. Manager shall have no obligation to pay any of the aforementioned expenses or costs unless there are sufficient funds in the Operating Account described in Section 5.2 below or the funds shall be supplied to Manager by the Venture. In the event that at any time there are insufficient funds on hand to meet such operating expenses, Manager shall promptly notify the Venture, which shall supply such funds to the extent required to pay amounts within the then current approved Annual Budget or otherwise agreed to by the Venture. In no event shall Manager be entitled to advance any funds as a loan to the Venture for any purpose, and the repayment of any funds so advanced shall not be an obligation of the Venture. All checks to Manager for reimbursement of expenses in excess of the amount provided therefor in the approved Annual Budget shall be co-signed by a duly authorized representative of a Venturer of the Venture.

            Section 2.8 Discounts. Manager shall (unless in its reasonable judgment such discounts, commissions or rebates are not advisable) use good faith efforts to secure for and credit to the Venture any discounts, commissions or rebates obtainable as a result of any purchase of goods or services or as a result of other activities undertaken pursuant to this Agreement. Should Manager perform any services to tenants which are not required in their leases and for which a separate charge is made, then all such separate charges shall be retained in the Operating Account described in Section 5.2 for the account of the Venture and, to the extent required, used to pay for the services provided.

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            Section 2.9 Miscellaneous Duties of Manager.

            (a) Books and Records and Monthly Reports. Manager shall keep all books of account and other records required by the Venture, keep vouchers, statements, receipted bills and invoices and all other records in such form as may be approved by the Venture, covering all collection, disbursements, and other data in connection with the Premises; permit the Venture, or any person designated by any Venturer, at any reasonable time, to audit the books, records and accounts of Manager relating to the Premises, and Manager will exhibit such books, records and accounts to any person designated by any Venturer for that purpose, which accounts and records relating to the Premises, including all correspondence and leases, shall be the property of the Venture and, upon any termination of the appointment of Manager, shall be surrendered to the Venture without charge therefor. On or before the 15th day of each month during the term of this Agreement, Manager shall render to the Venture a detailed written report (hereinafter called the "Monthly Report") covering the operations for the preceding full calendar month. The Monthly Reports shall include designation of all receipts and disbursements during such period (and shall set forth an accurate list of accounts receivable and accounts payable, in such detail as the Venture may require) and moneys retained in the Operating Account as of the last day of the preceding calendar month. Such report shall be in form and substance satisfactory to the Venture, and shall include, without limitation, a copy or facsimile of all notices received from any mortgagee or land lessor with respect to payments made to such mortgagee or land lessor in such preceding calendar month, a brief narrative summary highlighting the past month's operation, a statement setting forth the

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variances between actual operating results and the Annual Budget then in effect, and a detailed rent roll.

            (b) Other Reports. Manager shall prepare and deliver to the Venture from time to time such other reports, statements and information concerning the operation, management, performance and condition of the Premises as the Venture may request.

            (c) Annual Report. Within forty-five (45) days after the end of each fiscal year, Manager shall deliver to the Venture an Income and Expense Statement, showing the results of operations of the Premises for that fiscal year, all prepared in accordance with generally accepted accounting principles consistently applied, and shall cooperate with the Venture's independent auditors in preparation of their annual audit and preparation of tax returns on behalf of the Venture. Manager shall also furnish the Venture, within said forty-five (45) day period, with a detailed list of all accounts receivable and accounts payable as of the end of that fiscal year and with such other information as the Venture shall reasonably request, all in such detail as the Venture may reasonably require.

            (d) Tenant Complaints. Manager shall serve as liaison between the Venture and tenants and maintain businesslike relations with tenants, whose service requests shall be received, logged and considered in systematic fashion in order to show the action taken with respect to each. Complaints of a serious nature shall, after thorough investigation, be reported to the Venture with appropriate recommendations. Manager shall use all reasonable efforts to secure full compliance by the tenants of the Premises with the terms and conditions of their respective leases.

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            (e) Returns Required by Law. Except when same are legally required to be filed by the Venture, Manager shall execute and file punctually, when due, all forms, reports, and returns required by law relating to the employment of personnel and the operation of the Premises which shall specifically not include federal and state income tax returns.

            (f) Compliance with Legal Requirements. Manager shall use its best efforts to ensure that the actions taken by Manager for or on behalf of the Venture comply with the Governmental Documents (as defined in the Venture Agreement) and with any and all orders or requirements affecting the Premises by any federal, state, county, municipal or other authority having jurisdiction thereover, and orders of the Board of Fire Underwriters or other similar bodies, subject to the same limitations contained in Section 2.4 hereof in connection with the making of repairs and alterations. Manager shall promptly, and in no event later than the close of the next business day following its receipt, give written notice to the Venture of any such order or notice of requirements. Manager, however, shall not take any such action as long as: (i) the Venture is contesting any such order or requirement or (ii) the Venture requests Manager in writing not to take such action; provided that the Venture shall not make any such request if the failure to take such action would, in Manager's reasonable judgment, subject Manager to any criminal liability, and with respect to any other failure to act the Venture shall indemnify Manager against any and all loss, cost liability, damage or expense (including reasonable attorney's fees) suffered or incurred by Manager by reason of such failure to act.

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            (g) Claims for Tax Abatements and Eminent Domain Awards. When
requested by the Venture from time to time, Manager shall, without charge or reimbursement, except for out-of-pocket expenses, render advice and assistance to the Venture in the negotiation and prosecution of all claims for the abatement of property and other taxes affecting the Premises and for awards for taking by eminent domain affecting the Premises.

            (h) Supervision of Repairs and Alterations. Manager shall use reasonable efforts to supervise the performance of all matters coming within the terms of this Agreement, including direct observation, inspection and supervision of all repairs, decorations and alterations during the progress thereof and shall make final inspection of the completed work and approve bills for payment; provided, however, Manager may, in its reasonable discretion and unless otherwise directed by the Venture, withhold payments and contest in good faith work done on the Premises, provided that such contest is not in violation of any mortgage encumbering the Premises or the Governmental Documents. Manager shall use its best efforts to obtain the necessary receipts, releases, waivers, discharges and assurances to keep the Premises free from mechanics' and materialmen's liens and other claims.

            (i) Management of Premises. Manager shall, generally, take all actions reasonably necessary to protect and preserve the Premises and to manage and operate the Premises in an efficient first-class manner and shall, at all times, maintain an organization sufficient to enable it to perform all of its obligations and functions under this Agreement.

            (j) Tenant Improvements. Upon request by the Venture, Manager shall supervise and contract for tenant finishing work (other than for the initial tenant finishing

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work), and alterations when new tenants take occupancy in the Building and shall supervise and inspect modifications and alterations to existing tenant space when requested for and paid for by an existing tenant. Manager shall be reimbursed for any additional or extraordinary expenses incurred for such supervisory services, subject, however, to the approved Annual Budget and the leasing and marketing plan for the Premises then in effect, and shall be entitled to collect construction management and supervision fees from tenants in the Building in accordance with schedules from time to time approved by the Venture.

            (k) Cooperation. Should any claims, demands, suits or other legal proceedings be made or instituted by any third party against the Venture or any Venturer (as a partner in the Venture) which arise out of any matter relating to the Premises or this Agreement or the Manager's performance hereunder, the Manager shall give the Venture all pertinent information and reasonable assistance in the defense or disposition thereof. The obligation of Manager set forth herein shall survive the termination of this Agreement.

                                  ARTICLE III

                                      TERM

            Section 3.1 Term. The term of this Agreement shall commence on the date hereof and shall expire on the earlier to occur of (i) the winding up of the Venture in accordance with the Venture Agreement, (ii) the sale of the Premises, or all of the percentage interests in the Venture, by the Venture to any third party, or (iii) the fifteenth (15th) anniversary of the date of the commencement of the term, unless this Agreement is sooner

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terminated pursuant to Section 3.2 hereof or otherwise. Upon the expiration or earlier termination of this Agreement, Manager shall: (1) surrender and deliver to the Venture all rents and income of the Premises including the Depository Account and Operating Account referred to in Section 5.2 hereof; (2) deliver to the Venture as received any monies of the Venture collected or received by manager after termination hereof; (3) deliver to the Venture all books, records, materials, supplies, keys, contracts and other documents and statements relating to the Premises; (4) assign such existing contracts relating to the operation and maintenance of the Premises as the Venture shall require; and (5) generally cooperate with the Venture in accordance with Section 2.9(k).

            Section 3.2 Early Termination. (a) During the term of this Agreement, this Agreement shall automatically be terminated for cause, as "cause" is hereafter defined, upon five (5) days' written notice to Manager. "Cause" for termination by the Venture shall mean the continuance, for more than thirty (30) days (or, if such curable event cannot be cured in such period of time, then such additional period of time as is reasonably necessary to cure same, provided Manager commences such cure within such thirty (30) day period and thereafter diligently prosecutes to completion such cure) after delivery of written notice by the Venture (or any Venturer) to Manager of one or more of the following events specifying in reasonable detail the nature of the default:

            (i) Manager shall fail to perform or observe any material covenant, condition or term in this Agreement;

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            (ii) In the reasonable judgment of the Venture (or the Venturer giving the written notice), Manager shall fail to exercise the level of managerial skill, knowledge, judgment and practice required for the operation of a major, first-class office with related retail space and such failure shall have had, or be calculated in the reasonable discretion of the Venture to have, a material adverse effect on the Premises or the Venture.

            (iii) Manager shall engage in conduct under this Agreement which constitutes fraud or breach of trust;

            (iv) Manager shall institute proceedings to be adjudicated a voluntary bankrupt, or shall commence a case under the bankruptcy code, or shall file a petition or answer or consent seeking reorganization, readjustment, arrangement, composition or similar relief under the federal bankruptcy laws, or any other similar applicable federal or state law, or shall consent to or fail reasonably to oppose any such proceeding, or shall consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or of a substantial part of its property, or shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or corporate action shall be taken by Manager in furtherance of any of the aforesaid purposes;

            (v) A decree or order by a court of competent jurisdiction shall have been entered adjudging Manager bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, readjustment, arrangement composition or similar relief

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         for Manager under the federal bankruptcy laws, or any other similar applicable federal or state law, and such decree or order shall have continued undischarged or unstayed for a period of sixty (60) days; or a decree or order of a court having jurisdiction for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of Manager or a substantial part of its property, or the winding up or liquidation of its affairs, shall have been entered, and such decree or order shall have remained in force, undischarged and unstayed for a period of sixty (60) days;

            In the event of any dispute between DIHC and CHV or between DIHC and Manager as to whether or not the Venture has "cause" to terminate this Agreement pursuant to the provisions of this Section 3.2, such dispute shall be determined by arbitration pursuant to Article VI hereof.

            (b) In addition to any and all other termination rights contained herein, either Manager or the Venture may elect to terminate this Agreement (i) upon five (5) days notice to the other if all or substantially all of the Building is destroyed or condemned and the same is not rebuilt; or (ii) upon twelve months notice to the other if neither a "Hines Affiliate" nor a "Cousins Affiliate" (as such terms are defined in the Venture Agreement) owns any interest in CHV.

            Section 3.3 Payment to Manager in Event of Termination. In the event this Agreement is terminated under Section 3.2 hereof, Manager shall be entitled only to that portion of the management fee earned pursuant to Article IV of this Agreement through the earlier of the date Manager actually ceases performing its services hereunder or the effective date of such termination, together with reimbursement of expenses and reasonable employee severance pay as herein provided, in full satisfaction of the Venture's obligation to Manager for fees under this Agreement; provided, however, that after being notified in writing of an event for which this Agreement may be terminated for "cause" under clauses (i), (ii) or (iii) of Section 3.2(a), the management fee and expenses payable to Manager shall be withheld until such time as such "cause" is cured or this Agreement is terminated. In the event this Agreement is so terminated, the Venture shall assume the obligations under contracts entered into by Manager for the benefit or on behalf of the Venture pursuant to its authority to do so under this Agreement.

                                   ARTICLE IV

                                  COMPENSATION

            Section 4.1 Management Fee. (a) Commencing with the date on which the first tenant has occupied space in the Premises (excluding occupancy for the purpose of constructing tenant improvements), but in no event earlier than Shell Completion (as defined in the Venture Agreement), and continuing during the term of this Agreement, the Venture shall pay Manager monthly in arrears, a management fee equal to one twelfth (1/12) of an amount equal to the sum of (i) twenty cents ($0.20) per square foot with respect to all net leasable square feet in the Building plus (ii) an additional fifty cents ($0.50) per square foot with respect to all such net leasable square feet in the Building which are occupied by tenants as of the last day of the preceding calendar month (with the effect that the total management fee with respect to occupied space shall be seventy cents ($0.70) per square foot). Each of the amounts set forth in clauses (i) and (ii) of the preceding sentence shall be increased effective as of January 1 of each calendar year commencing with January 1, 1993, as follows: (a) with respect to the first such adjustment, an amount equal to 4.5% of the applicable per square foot amounts in effect for the preceding year; and (b) with respect to all other adjustments, an amount equal to 4.5% of the applicable per square foot amounts in effect for the preceding year. The per square foot management fee, as so adjusted, shall be rounded to the nearest one hundredth of a cent. A tenant will be deemed to occupy space if it is conducting business from its premises or has commenced the payment of rent (e.g., construction of leasehold improvements and moving of furniture along shall not constitute occupancy). Upon receipt of each installment of such management fee, Manager shall promptly pay to DIHC Management Corporation 20% of such amount as a consulting fee.

            (b) Notwithstanding the provisions of Section 4.1(a), in no event shall the management fee payable with respect to any lease of space in the Premises to the law firm of King & Spalding exceed the amount charged to the tenant under such lease which is attributable to and allocated for property management costs and fees.

            (c) In the event Manager fails on more than five occasions during the Term to provide the monthly report required by Section 2.09(a) to the Venture within the time therein specified, and has been so notified by the Venture ("notice" for the purpose of this sentence means any written communication from a Venturer) the Venture shall not be thereafter obligated to pay, and the Manager shall not collect any monthly management fee, until one business day after receipt by the Venture of the report required by Section 2.09(a).

                                    ARTICLE
                                  MISCELLANEOUS

            Section 5.1 Use and Maintenance of Premises. Manager agrees to use reasonable efforts not to permit the use of the Premises for any purpose which might void any policy of insurance held by the Venture or Manager or render any loss thereunder uncollectible, or which would be in violation of any law, ordinance, by-law or governmental or other restrictions.

            Section 5.2 Separation of the Venture's Moneys. The Venture shall establish and maintain a bank account at an Atlanta, Georgia bank or other depository approved by the Venture for the deposit of all revenues arising out of the Premises (the "Depository Account"). Manager shall promptly deposit all revenues, as same are collected, in the Depository Account and only the authorized representatives of the Venture shall be able to withdraw funds from the Depository Account. Manager shall establish and maintain an additional bank account at an Atlanta, Georgia bank of the Venture's choosing, for the purpose of maintaining those funds necessary to the operation of the Premises (the "Operating Account"). The Venture shall from time to time, upon the advice of Manager, deposit into the Operating Account, sufficient funds to cover the cost and expense of the maintenance and operation of the Premises, including a reasonable working capital reserve, consistent with the current approved Annual Budget, of approximately one month's operating expenses exclusive of real estate taxes and non-cash items. Funds may be withdrawn from the Operating Account upon the signature of duly authorized representatives of Manager or any Venturer of the Venture.

            Section 5.3 Expenses of Manager. The Venture shall reimburse Manager for direct expenses of Manager incurred in connection with the maintenance and operation of the Premises and the performance of its other duties under this Agreement, including the wages, salary and other compensation of any on or off site property management personnel (but not including any executive compensation), the costs of any management office approved by the Venture, reasonable travel and entertainment expenses incurred in connection with the management of the Premises as approved in the Annual Budget, and a reasonable allocation of the cost of any liability insurance or fidelity bonds required to be maintained by Manager hereunder which specifically cover acts of Manager, its partners, and/or their respective agents or employees, in accordance with the approved Annual Budget; provided, however, the Venture shall not be obligated to reimburse Manager for any expenses for office equipment, office supplies or overhead expenses of Manager incurred in its general offices, for any salaries of any executives or any supervisory personnel of Manager or for any salaries or wages allocable to time spent on matters other than the Premises. Notwithstanding the foregoing, with respect to any person whose salary would otherwise be reimbursable hereunder such salary shall not cease to be reimbursable solely because such person becomes an officer or comes to hold an executive title during the term hereof, so long as such person continues to provide the supervisory or property management services for which reimbursement was previously allowed. In addition to the foregoing, the Venture shall reimburse Manager for reasonable costs of off-site data processing and accounting services provided to Manager by affiliates of Manager, which services shall be compensated for work actually performed with respect to the Project at rates approved by the Venture in advance or approved in the Annual Budget; provided, that the cost of such services shall be no greater than the cost to obtain similar services from unaffiliated third-party providers of such services, and in no event shall Manager or any affiliate of Manager receive any fee, "mark-up" or other profit from the performance of such services other than the costs actually charged for such services. All payments to be made by Manager hereunder shall be made by check drawn on the Operating Account except petty cash items not exceeding $1,000.00, which may be paid from a fund to be maintained by Manager for such purposes. Manager shall not be obligated to make any advance to or for the account of the Venture or to pay any sums, except out of funds held in the Operating Account, nor shall Manager be obligated to incur any liability or obligation for the account of the Venture without assurance that the necessary funds for the discharge thereof will be provided; and, if Manager shall advance its own funds to meet authorized expenses of the Venture in furtherance of its duties hereunder, the Venture shall promptly reimburse Manager therefor together with interest thereon from the date of such advance at the rate announced from time to time by Trust Company Bank, Atlanta, Georgia as its prime rate (regardless of whether such rate is actually changed to any particular customer or group of customers)

            Section 5.4 Bond. Manager shall maintain, at the expense of the Venture, comprehensive dishonesty, disappearance and destruction insurance with an insurer satisfactory of the Venture, in such amount and from approved by the Venturer providing insurance with regard to the faithful accounting for funds of the Venture collected or received by Manager.

            Section 5.5 Notices All notices, demands requests or other similar communications required or permitted hereunder must be in writing and shall be deemed and received when personally delivered (which may include delivery by commercial courier service or upon deposit in the United States mail, certified or registered mail, return receipt requested, postage prepaid, and addressed to the respective parties at the addresses specified below, or at such other address as thay shall each specify in a notice addressed and mailed as hereinabove set forth;

To the Venture                           C-H Associates, Ltd
                                         c/o Gerald D. Hines Interests
                                         Two Ravinia Drive Suite 1100
                                         Atlanta, Georgia 30346
                                         Attn:  C.L. Davidson, III

                                         DIHC
                                         200 Galleria Parkway
                                         Suite 2000
                                         Atlanta, Georgia 30339
                                         Attn:  Charles W. Strawser, Jr.

with copies to:                          Sutherland, Asbill & Brennan
                                         Atlanta Financial Center
                                         Suite 420, South Tower
                                         3333 Peachtree Road, NE
                                         Atlanta, Georgia  30326
                                         Attn:  H. Edward Hales, Esq.

                                         Cousins Real Estate Corporation
                                         2500 Windy Ridge Parkway
                                         Suite 1600
                                         Marietta, Georgia 30067
                                         Attn: Robert P. Hunter, Jr.

To Manager:                              C-H Management Associates
                                         c/o  Gerald D. Hines Interests
                                         Two Ravinia Drive
                                         Suite 1100
                                         Atlanta, Georgia  30346
                                         Attn:  C. L. Davidson, III

                                         Cousins Real Estate Corporation
                                         2500 Windy Ridge Parkway
                                         Suite 1600
                                         Marietta, Georgia 30067
                                         Attn: Robert P. Hunter, Jr.

            Section 5.6 Entire Agreement. This Agreement constitutes the entire agreement between the Venture and Manager relating in any manner to the subject matter of this Agreement. No prior agreement or understanding pertaining to the same shall be valid or of any force or effect, and the covenants and agreements herein cannot be altered, changed or supplemented except in writing signed by the Venture and Manager.

            Section 5.7 Governing Law. This Agreement is made pursuant to, and all of the rights and obligations of the parties hereto and all of the terms and conditions herein shall be construed in accordance with and governed by, the laws of the State of Georgia, U.S.A.

            Section 5.8 Severability. If any clause or provision of this Agreement is illegal, invalid or unenforceable under present or future laws effective during the term hereof, then the remainder of this Agreement shall not be affected thereby, and in lieu of each clause or provision of this Agreement which is illegal, invalid or unenforceable, there shall be added, as part of this Agreement, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and as may be legal, valid and enforceable.

            Section 5.9 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs and assigns.

            Section 5.10 Assignment by Manager. The rights and obligations of Manager hereunder shall not be assignable without the prior written consent of the Venture except that the rights and obligations of Manager may be assigned by Manager to a "Cousins Affiliate", a "Hines Affiliate" or an "Affiliate" of CHV (as such terms are defined in the Venture Agreement).

            Section 5.11 Subordination. This Agreement and all fees due from the Venture to Manager pursuant hereto shall be subject and subordinate in all respects to (i) that certain Deed to Secure Debt, Security Agreement and Assignment of Leases and Rents of even date herewith from the Venture to DIHC Finance Corporation ("DIHC Finance") securing, among other things, the repayment of that certain "A" Note (the ""A" Note") of even date herewith from the Venture payable to the order of DIHC Finance in the amount of $145,000,000.00, together with any and all extensions, modifications, amendments or replacements thereof hereafter made or entered into (the ""A" Mortgage"), (ii) that certain Deed to Secure Debt, Security Agreement and Assignment of Leases and Rents of even date herewith from the Venture to DIHC Finance securing, among other things, the repayment of that certain "B" Construction Note (the ""B" Note") of even date herewith from the Venture payable to the order of DIHC Finance in the amount of $145,000,00.00 together with any and all extensions, modifications, amendments or replacements thereof hereafter made or entered into (the ""B" Mortgage") (the "A" Mortgage and the "B" Mortgage are sometimes herein referred to collectively as the "Original Mortgages"), (iii) any other mortgage or deed to secure debt upon the Premises or any portion thereof now or hereafter executed by the Venture, together with any and all extensions, modifications, amendments or replacements thereof, and
(iv) any collateral assignment of rents due under the leases of space in any improvements on the Premises. This provision shall be self-executing but Manager shall, upon request, execute such instruments as may reasonably be requested by the Venture, or any such mortgagee or lender to evidence such subordination.

            Section 5.12 Exculpation. Notwithstanding anything in this Agreement to the contrary, Manager and the Venture accept and agree that each of the covenants, undertakings and agreements herein made on the part of Manager or the Venture, while in the form purporting to be covenants, undertakings and agreements of Manager or the Venture, are, nevertheless, made and intended not as personal covenants, undertakings and agreements by Manager's or the Venture's partners (direct or indirect) or for the purpose of binding their respective partners personally or the assets of their respective partners but are made and intended for the purpose of binding only the interests of the partners in Manager or the Venture in the assets of the Venture and as to Manager, the fees payable to it hereunder, and that no other personal liability or personal responsibility is assumed by, nor shall at any time be asserted or enforceable against the partners of Manager or the Venture (direct or indirect) and their respective heirs, legal representatives, successors and assigns on account of this Agreement or on account of any covenant, undertaking or agreement of Manager or the Venture and their respective partners in this document contained, all such personal liability and personal responsibility, if any, being expressly waived and released by the parties and the parties further agree not to seek or enforce any judgments (including but not limited to specific performance, deficiency judgments, and any and all other judgments) obtained against Manager or the Venture or against the partners in Manager or the Venture beyond the interests set forth above.

            The parties further acknowledge and agree that no officer, director, stockholder or agent of any corporate Venturer or corporate partner (direct or indirect) of Manager or any Venturer shall have any personal liability for any Venturer's obligations hereunder.

            Section 5.13 Indemnity. (a) The Venture shall indemnify the Manager and save it harmless from and against all third party claims, losses and liabilities arising out of or in connection with the performance by Manager of its duties and obligations hereunder, and all costs, fees and reasonable attorneys' fees in connection therewith unless such claims, losses or liability result from Manager's fraud, gross negligence or willful misconduct.

            (b) Manager shall defend, indemnify and hold the Venture (and the Venture's partners) harmless from and against any and all third party claims, demands, losses, damages or liabilities (including, but not limited to, all costs and reasonable attorneys' fees in connection therewith) incurred by the Venture or its partners by reason of the fraud, gross negligence or willful misconduct of Manager hereunder.

            Section 5.14 Waivers. No delay or omission by either party in exercising any right or power accruing upon the noncompliance or failure or performance by the other party hereto of any provisions of this Agreement shall impair any such right or power or be construed to be a waiver thereof. A waiver by either party of any of the covenants, conditions or agreements hereof to be performed by the other must be in writing and signed by the party who is waiving such covenants, conditions or agreements.

            Section 5.15 Other Activities. Notwithstanding any other provisions of this Agreement to the contrary, Manager may engage in or possess an interest in other business ventures of every nature and description and in any vicinity whatsoever, including without limitation the ownership, operation, management and development of real property, and the Venture shall have no rights in or to such independent ventures or to any profits therefrom. Any of such activities may be undertaken with or without notice to or participation therein by the Venture, and the Venture hereby waives any right or claim that it may have against the Manager with respect to the income or profits therefrom or the effect of such activity on the

Premises; provided, however, that Manager shall act as a reasonably prudent manager in not allowing the foregoing activities to unreasonably interfere with its obligations under this Agreement. Furthermore, nothing contained herein shall be deemed to require the personal services of Gerald D. Hines or Thomas Cousins, individually.

            In performance of any of its obligations and duties hereunder, manager shall take such action as it considers appropriate in its good faith business judgment and actions taken by Manager in its good faith business judgment shall satisfy the obligation of Manager under this Section.

            Section 5.16 Representatives. Manager may act through one or more representatives it may appoint to oversee and make decisions for Manager. Upon notice, Manager may at any time and for any reason substitute one or more persons as its authorized representatives. If a particular representative shall die, retire, withdraw for any reason or become disabled, Manager shall designate a replacement representative within the following ten business days. The Manager initially designates as its authorized representatives Charles L. Davidson and Vipin L. Patel.

            Section 5.17 Employees. Manager has no employees and intends to have no employees. Accordingly, the Venture agrees that Manager shall perform its duties hereunder by delegating the same to the partners of Manager and/or their affiliates.

                                   ARTICLE VI

                                   ARBITRATION

            Section 6.1 Selection of Arbitrators. Whenever in this Agreement it is provided that a dispute shall be determined by arbitration, the arbitration shall be conducted as provided in this Article. The party desiring such arbitration shall give written notice to that effect to the other, specifying the dispute to be arbitrated and the name and address of the person designated to act as the arbitrator in its behalf. Within ten (10) days after said notice is given, the other party shall give written notice to the first party, specifying the name and address of the person designated to act as arbitrator on its behalf. If the second party fails to notify the first party of the appointment of its arbitrator as aforesaid by the time above specified, then the first arbitrator shall determine the dispute. The arbitrators so chosen shall, within ten (10) days after the second arbitrator is appointed, appoint a third arbitrator and if they cannot agree upon said appointment, the third arbitrator shall be appointed by the presiding judge of the Fulton County Superior Court, or his designee. The three arbitrators shall meet and decide the dispute and tender a written decision to the parties within 30 days after the appointment of the third arbitrator. A decision in which two of the three arbitrators concur shall be binding and conclusive upon the parties and shall not be subject to appeal, and judgment thereon may be entered in any court having jurisdiction thereof.

            Section 6.2 Rules; Fees and Expenses; Qualifications of Arbitrators. In designating arbitrators and in deciding the dispute, the arbitrators shall act in accordance with the commercial arbitration rules then in force of the American Arbitration Association (or any successor thereto), subject, however, to such limitations or directions as may be placed upon them by the provisions of this Agreement. Each party shall pay the fees and expenses of its respective attorney and arbitrator and both shall share equally the fee and expenses of the third arbitrator, if any, as well as any fees payable to the American Arbitration Association or its successor. No arbitrator shall be a person who is or has been at any time a partner, officer, director or employee of either party or any Affiliated Entity thereof (as defined in the Venture Agreement), and each such arbitrator shall have had at least seven (7) years experience in the management of office buildings in the City of Atlanta, Georgia. The arbitrators shall consider all testimony and documentary evidence which may be presented at any hearing as well as relevant facts and data which they may discover by investigation and inquiry outside of such hearings. Each party shall have the right to be represented by counsel and to cross examine witnesses.

            Section 6.3 Applicability of Article. The obligation of the parties to submit a dispute to arbitration is limited to disputes arising under those provisions of this Agreement which specifically provide for arbitration.

            IN WITNESS WHEREOF, the undersigned have executed this Agreement under seal as of the date first above written.

THE VENTURE:                ONE NINETY ONE PEACHTREE ASSOCIATES,
                            a Georgia general partnership, by its two general partners

                            By:    C-H Associates, Ltd., a
                                   Georgia limited partnership,
                                   by its two general partners

                            By:    Hines Peachtree Associates I
                                   Limited Partnership,
                                   a Georgia limited partnership,
                                   by its two general partners

                                   By:  /s/ Gerald D. Hines      (SEAL)
                                        ---------------------------
                                        Gerald D. Hines

                                   By:  Hines Atlanta Corporation,
                                        a Georgia corporation

                                        By:  /s/ Gerald D. Hines
                                             -------------------
                                             Gerald D. Hines,
                                             President

                                             Attest: /s/ David McGinnis
                                                       ------------------
                                                       David McGinnis,
                                                       Assistant Secretary

                                                       [CORPORATE SEAL]

                                   By:  Cousins Real Estate Corporation,
                                        a Georgia corporation

                                        By: /s/ Vipin L. Patel
                                            ------------------
                                            Vipin L. Patel,
                                            Executive Vice President

                                            Attest: /s/ Robert P. Hunter
                                                    --------------------
                                                       Robert P. Hunter, Jr.,
                                                       Secretary

                                                  [CORPORATE SEAL]

                               By:    DIHC Peachtree Associates,
                                      a Georgia general partnership, by
                                      its two general partners

                                      By:  DIHC Peachtree, Inc., a
                                           Georgia corporation

                                      By:  /s/ Herman A. Vonhof
                                           --------------------
                                           Herman A. Vonhof,
                                           President

                                           Attest:    /s/ Charles W. Strawser
                                                      -----------------------
                                                      Charles W. Strawser, Jr.,
                                                      Vice President

                                                          [CORPORATE SEAL]

                               By:    DIHC Atlanta, Inc., a
                                      Georgia corporation

                                      By:  /s/ Herman A. Vonhof
                                           --------------------
                                           Herman A. Vonhof,
                                           President

                                           Attest:    /s/ Charles W. Strauser
                                                      -----------------------
                                                      Charles W. Strawser, Jr.,
                                                      Vice President

                                                          [CORPORATE SEAL]

MANAGER:                       C-H MANAGEMENT ASSOCIATES, a Georgia
                               general partnership, by its two general partners

                               By:    Cousins Real Estate Corporation,
                                      a Georgia corporation

                                      By:  /s/ Vipin L. Patel
                                           ------------------
                                           Vipin L. Patel,
                                           Executive Vice President

                                           Attest:    /s/ Robet P. Hunter
                                                      -------------------
                                                      Robert P. Hunter, Jr.,
                                                      Secretary

                                                          [CORPORATE SEAL]

                               By:    /s/ Gerald D. Hines    (SEAL)
                                      -------------------
                                      Gerald D. Hines, d/b/a
                                      Gerald D. Hines Interests